Exhibit 10.1

MODIFICATION TO EMPLOYMENT AGREEMENT

This Modification to Employment Agreement (“Modification”), effective as of May 11, 2026 (the “Modification Date”), is made and entered into by and between FG Nexus Inc. (the “Company”) and Jose Vargas (“Executive,” together with the Company, the “Parties” and, each, a “Party”).

WHEREAS, Executive is currently employed by the Company pursuant to a certain Employment Agreement between the Parties made and entered into as of August 4, 2025 (the “Employment Agreement”); and

WHEREAS, the Parties desire to reduce the amount of Executive’s Base Salary (as defined in the Employment Agreement);

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of their mutual covenants and agreements contained herein and in the Employment Agreement, the Parties agree as follows:

(c)	Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed to them in the Employment Agreement.

1. Salary. The first sentence of Section 4.1 of the Employment Agreement (Base Salary) shall be deleted and replaced in its entirety with the following, with the other terms of such section remaining unchanged: “For all of the services to be rendered by the Executive under this Agreement, during the Employment Period, the Company shall pay the Executive a base salary equal to $30,000, which amount shall be increased from time-to-time to the minimum amount necessary to comply with then applicable minimum wage laws (the “Base Salary”).”

(d)	No Other Modifications. Other than as set forth above, there are no further modifications of the Employment Agreement. As so modified, the Employment Agreement shall remain in full force and effect pursuant to its terms.

(e)	Counterparts. This Modification may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies, electronically scanned copies and other facsimiles of this Modification (including such signed counterparts) may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the Parties have executed and delivered this Modification as of the date first above written.

FG NEXUS INC.

/s/ Jose Vargas	By:	/s/ Mark Roberson
Jose Vargas	Name:	Mark Roberson
	Title:	Chief Financial Officer